United Directory Services, Inc.

Financial Statements

Year ended December 31, 1998


Contents

Report of Ernst & Young LLP, Independent Auditors......1

Audited Financial Statements

Balance Sheet .........................................2
Statement of Operations ...............................3
Statement of Shareholders' Equity .....................4
Statement of Cash Flows ...............................5
Notes to Financial Statements .........................6

Report of Ernst & Young LLP, Independent Auditors


The Partners
United Directory Services, Inc.

We have audited the accompanying balance sheet of United Directory Services, Inc., (the "Company") as of December 31, 1998, and the related statements of operations, shareholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with generally accepted accounting principles.

ERNST & YOUNG LLP

San Diego, California
January 29, 1999



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
United Directory Services, Inc.

Balance Sheet
December 31, 1998
Assets

Current assets:
  Cash and cash equivalents               $  627,054
  Accounts receivable,
    less allowance for doubtful
    accounts of $1,137,631                 1,054,298
  Deferred directory costs                 1,678,183
  Other current assets                         1,522
                                          ----------
        Total current assets               3,361,057
                                          ----------
Property and equipment, net                   54,456
Other assets                                   1,835
                                          ----------
        Total assets                      $3,417,348
                                          ==========

Liabilities and shareholders' equity

Current liabilities:
  Accounts payable                        $    4,865
  Salaries, commissions, and
    benefits payable                          29,548
    Customer deposits                      1,671,845
    Other accrued liabilities                  7,429
                                          ----------
        Total current liabilities          1,713,687
                                          ----------
Shareholders' equity:
  Common stock, $1 par  value,
    100,000 shares authorized,
    1,000 shares issued and
    outstanding at December 31, 1998          11,000
  Retained earnings                        1,692,661
                                          ----------
        Total shareholders' equity         1,703,661
                                          ----------
        Total liabilities and
           shareholders' equity           $3,417,348
                                          ==========
See accompanying notes.

United Directory Services, Inc.

Statement of Operations
Year ended December 31, 1998
Net revenues                   $5,755,778
Cost of revenues                2,271,503
                                ---------
Gross profit                    3,484,275
                                ---------
Operating expenses:
  Sales and marketing           2,636,257
  General and administrative      646,794
                                ---------
    Total operating expenses    3,283,051
                                ---------
Income from operations            201,224
Other expense                      43,562
                                ---------
Net income                        157,662
                                =========
See accompanying notes.


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
United Directory Services, Inc.

Statement of Shareholders' Equity
Year ended December 31, 1998

                                Common stock                 Total
                               ---------------   Retained Shareholders'
                               Shares   Amount   Earnings   Equity
                               ------  ------- ---------- ----------
Balance at December 31, 1997    1,000  $11,000 $1,534,999 $1,545,999
Net income                          -        -    157,662    157,662
                                -----  ------- ---------- ----------
Balance at December 31, 1998    1,000  $11,000 $1,692,661 $1,703,661

See accompanying notes.



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

United Directory Services, Inc.

Statement of Cash Flows
Year ended December 31, 1998

Operating activities

Net income                                                  $157,662
Adjustments to reconcile net income
  to net cash provided by operating activities:
  Depreciation                                                16,795
  Changes in operating assets and liabilities:
    Accounts receivable                                      (23,938)
    Deferred expenses                                       (500,730)
    Accounts payable                                           2,565
    Deferred revenue                                         647,969
    Accrued salaries, commissions, and benefits               14,961
    Other accrued liabilities                                  7,429
                                                           ---------
Net cash provided by operating activities                    322,713

Investing activities

Purchase of property and equipment                           (14,881)
                                                           ---------
Net cash used by investing activities                        (14,881)
                                                           ---------
Net increase in cash and cash equivalents                    307,832
Cash and cash equivalents at the beginning of the year       319,222
                                                           ---------
Cash and cash equivalents at the end of year               $ 627,054
                                                           =========
See accompanying notes.


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1.  Summary of Significant Accounting Policies

Organization, Business Activities and Basis of Presentation

United Directory Services, Inc. (the "Company") was incorporated in 1989, and publishes and distributes fourteen local yellow page directories throughout Texas.

The accompanying financial statements have been prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in a Form 8-K of TransWestern Publishing Company LLC.

Revenue Recognition, Deferred Directory Cost and Customer Deposits

Revenues from the sales of advertising placed in each directory are recognized upon the distribution of directories in their individual market areas. Advance payments received for directory advertising are shown as customer deposits in the accompanying balance sheet. Expenditures directly related to sales, production, printing and distribution of directories are capitalized as deferred directory costs and matched against related revenues upon distribution of the related directories.

Concentration of Credit Risk

The Company is subject to a concentration of credit risk as revenues are within fourteen major market areas in Texas. In addition, credit losses have represented a cost of doing business due to the nature of the customer base (predominately small businesses) and the use of extended credit terms.

The Company establishes a bad debt reserve based on the historical experience in each market area. Actual write-offs are recorded against the allowance when management determines that an account is uncollectible. In general, management determines an account to be uncollectible if a company has entered bankruptcy, discontinued its operations, or fails to renew an advertisement in the following year's directory.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and short-term investments with a maturity of three months or less on the date of acquisition.

1. Summary of Significant Accounting Policies (continued)

Property and Equipment

Property and equipment is carried at cost, less depreciation, which is provided based on the straight-line method over the estimated useful lives of the assets (generally five years).



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Related Party Transactions

The Company leases its corporate office from a partnership in which the sole shareholder and certain employees of the Company are partners.
The lease is cancelable upon thirty days written notice by either party. Rent expense related to the lease amounted to $84,000 for the year ended December 31, 1998.

Income Taxes

The Company has elected S-Corporation status for federal and state income tax purposes. Accordingly, the income for the Company is included in the tax returns of the shareholder and no provision for federal and state income taxes was made in the accompanying statement of operations other than the state franchise tax imposed on S-Corporations by Texas.

Fair Values of Financial Instruments

The Company believes that the carrying amounts of its financial instruments approximate their fair market values due to their short-term nature.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions about the future that affect the amounts reported in the financial statements and disclosures made in the accompanying notes to the financial statements. Actual results could differ from those estimates.

2.  Property and Equipment

Property and equipment consist of the following at December 31, 1998:

Computer equipment           $   63,879
Office equipment                 77,198
                             ----------
                                141,077
Less accumulated depreciation   (86,621)
                             ----------
                             $   54,456
                             ==========
3.  Lease Commitments

The Company leases office facilities in Texas under operating leases with remaining terms ranging from three to six months. Total rent expense for the year ended December 31, 1998 was $119,208.




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4.  Year 2000 (Unaudited)

Many currently installed computer systems and software products are coded to accept only two-digit entries in the date code field. Beginning in the year 2000, these date code fields will need to accept four-digit entries to distinguish 21st century dates from 20th century dates. As a result, in approximately one year, computer systems and/or software used by many companies may need to be upgraded to comply with such "Year 2000" requirements.

The Company recognizes the need to ensure that its operations will not be adversely impacted by the Year 2000 issue on a going concern basis. However, as the Company sold substantially all of its net assets and operations subsequent to year end (see Note 5), implementation of Year 2000 modifications will be accomplished by TransWestern Publishing Company LLC.

5.  Subsequent Event

On January 5, 1999, substantially all the assets of the Company were purchased by TransWestern Publishing Company LLC for cash of approximately $12.3 million, a $2.0 million promissory note due in 18 months from the purchase date, subject to adjustment based on the collection of accounts receivable and an additional $2.75 million earn-out over three years, subject to the performance of a certain directory.